Exhibit 99.1

bioAffinity Technologies Presents Research Supporting CyPath® Lung Processing Methods at CHEST 2025

Visit the CyPath® Lung team at Booth #2242 October 19-22

SAN ANTONIO, Texas – October 20, 2025 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company advancing noninvasive diagnostics for lung cancer and other lung diseases, today announced it will present research at CHEST 2025, the annual meeting of the American College of Chest Physicians. The study supports the methods used to collect and transport patient samples for analysis by the Company’s noninvasive CyPath® Lung test for detecting early-stage lung cancer.

“Our research reflects the scientific rigor applied to every step of the CyPath® Lung process that has been shown to result in clear, accurate and reliable answers when they matter most,” said Maria Zannes, President and CEO of bioAffinity Technologies, Inc. “We are proud to present our work at CHEST, a premier pulmonary conference that brings the world’s leading physicians together to discuss cutting-edge technology like our own CyPath® Lung.”

Rossella Titone, PhD, project manager for product development at bioAffinity Technologies, will present the poster “The Effect of Sputum Storage and Shipping Temperature on Flow Cytometric Outcomes of Sputum-Based Diagnostic Tests” on October 22, 2025, at 10:20 a.m. at poster board #4324.

“This research supports the protocols we use for handling clinical samples collected at home by patients and returned to our laboratory for processing. Physicians usually receive results in two days,” said Gordon Downie, MD, PhD, Chief Medical Officer of bioAffinity Technologies. “Our recent announcements of multiple case studies in which lung cancer was found at potentially curative Stage 1A illustrates the value of the kind of research Dr. Titone is presenting at CHEST. We look forward to speaking with physicians and other healthcare professionals at CHEST about how CyPath® Lung can result in better outcomes for patients.”

About CyPath® Lung

CyPath® Lung uses proprietary advanced flow cytometry and artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. Automated data analysis helps determine if cancer is present or if the patient is cancer-free. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. Clinical study results demonstrated that CyPath® Lung had 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small lung nodules less than 20 millimeters. Diagnosing and treating early-stage lung cancer can improve outcomes and increase patient survival. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the benefits to be derived from the research on collecting and transporting patient samples, the ability of CyPath® Lung to identify lung cancer and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com